Exhibit 99.1

Park City Group, Inc. (NASDAQ:PCYG) Q1 2021 Earnings Conference Call November 16, 2020 4:15 PM ET

Company Participants

Rob Fink - Managing Partner, FNK IR

John Merrill - Chief Financial Officer

Randy Fields - Chairman & Chief Executive Officer

Conference Call Participants

Thomas Forte - D.A. Davidson

Operator

Greetings and welcome to the Park City Group's Fiscal First Quarter 2021 Earnings Call. At this time, all participants are in a listen-only mode. Our question-and-answer session will follow the formal presentation. [Operator Instructions] As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Rob Fink with FNK IR. Mr. Fink, please go ahead.

Rob Fink

Thank you, Operator, and good afternoon, everyone. Thank you for joining us today for Park City Group's Fiscal First Quarter Earnings Call. Hosting the call today are Randy Fields, Park City Group's CEO and Chairman; and John Merrill, Park City Group's CFO.

Before we begin, I would like to remind everyone that this call could contain forward-looking statements about Park City Group within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not subject to historical facts. Such forward-looking statements are based upon current beliefs and expectations. Park City Group management are subject to risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. Such risks are fully discussed in the company's filings with the Securities and Exchange Commission. The information set forth herein should be considered in light of such risks. Park Study Group does not assume any obligation to update information contained in this conference call. Today, the company issued a press release overview on the financial results that they will discuss on today's call. Investors can visit the Investor Relations section of the company's website at parkcitygroup.com to access this press release.

With all that said, I'd now like to turn the call over to John Merrill. John, the call is yours.

John Merrill

Thanks, Rob, and good afternoon, everyone. Today we report financial results for the first quarter of fiscal 2021 ending on September 30. Highlights of the quarter are as follows. Recurring revenue growth for our SaaS business which includes compliance and supply chain was up 6%. Marketplace revenue grew 15%. With growth in all three product lines are consolidated revenue grew 9%. SG&A expenses decreased 10%, net income more than tripled, cash from operations was $1.22 million and our balance sheet remains strong. The bottom line is that over the last year, we have built a profitable diversified growing business with a strong recurring SaaS component and a modest cost structure. Considering the significant challenges related to the pandemic and ongoing uncertainty, I am encouraged with our results.

As we've communicated before, our software business comprised of compliance and supply chain services is now set to be [ph] all recurring in nature. Eliminating a significant amount of one-time license revenue and shifting to recurring revenue while maintaining profitability was a significant challenge to say the least.

To be sure, the pandemic has elongated sales cycles for our software solution and created near-term challenges. But in the first quarter, we grew our software business and we have proven the value we bring our grocery customers by helping them navigate this environment. We still have just 10% penetration with our existing customers. So farming our own customer network remains a top priority for opportunity. We could significantly grow our software business just by farming our existing network.

The second revenue stream in our business is the marketplace, which allows buyers and sellers to source hard to find things within our network of 20,000 plus vetted retailers and their suppliers. As I have said before, marketplace is largely transactional and inherently unpredictable. The size and scope of transactions can vary from quarter-to-quarter based on seasonality, buyer preferences, pricing and the latest demand for those hard to find things. Because we sit between buyer and seller, our margin whether as a markup of goods or commission is substantially less than we get in the software side of the business. Gross Margin on incremental revenue of our software business base is approximately 80 to 85%. Conversely, marketplace is on average roughly 5%. We are focused on expanding that margin both within and outside the traditional grocery segment. Randy will speak more on that topic during his remarks.

While both the software marketplace components of our business are difficult to separate from our business strategy and software suite, our overall offering to our customers is a combination of solutions that enable customers to be compliant, have more actionable visibility into their supply chain, replacing vendors, diversifying product offerings and sourcing hard to find items. These two parallel product offerings provide management and investors visibility into our revenue stream utilizing their current revenue as a baseline and the opportunity for higher growth from our marketplace offering.

While marketplace generates a lower contribution margin, it remains profitable. As we said on the last call, our fixed costs are fully covered by our recurring revenue giving us predictable and sustainable profitability. In addition, we have significant and growing cross-selling opportunities between these three products: compliance, supply chain and marketplace.

Turning to the numbers; fiscal year 2021 first quarter revenue was $5.23 million, up 9% from $4.80 million in the same quarter last year. Total operating expenses decreased 1% from $4.7 million in Q1 2020 to $4.6 million and Q1 2021. The principal driver and the decrease in total operating expenses was a $270,000 decrease in sales, general and administrative costs. In response to the COVID environment we sat through cost cutting measures, our goal was to reduce cash operating specified by $100,000 a month absent marketplace. I believe our numbers reflect we are headed in the right direction.

The cost of services and product support expenses increased 8% from $1.8 million in Q1 2020 to $2 million in the same period in 2021. The increase was a result of higher expense associated with higher marketplace revenue and partially offset by cost reductions and hosted software charges. Sales and marketing expenses decreased from $1.4 million in Q1 2020 to $1.3 million in Q1 2021. This 9% decrease was the result of lower sales travel, trade shows and cost reductions offset in part by higher commissions due to higher revenue.

G&A costs decreased from $1.2 million in Q1 2020 to $1.1 million in the same period of fiscal 2021. This was primarily the result of lower travel related costs, completion of certain projects and cost cutting measures we implemented in the fourth quarter of fiscal 2020. For the first quarter of fiscal 2021, GAAP net income was $555,000, or 11% of revenue, versus $178,000, or 4% of revenue. GAAP net income to common shareholders was $408,000, or $0.02 per diluted share compared to $32,000, or $0.00 per diluted share.

Turning now to cash flow and cash balances. For the first three months of Fiscal year 2021, we generated cash from operations of $1.2 million compared to $713,000 in the prior year period, an increase of 72% due to a higher operating margin on incremental revenue. Total cash at September 30, 2020 was $21.2 million compared to $20.3 million at the end of Fiscal year 2020.

On a final note on cash and balance sheet strength; keep in mind, balance sheet strength is a necessity to our customers and they demand it particularly in this unprecedented time. Therefore, we continue our focus to grow cash through recurring revenue, a well-controlled cost structure, maximizing profitability and generating value for customers and shareholders.

With respect to our stock buyback program; as we said during the height of the code pandemic, we made a prudent decision to halt our buyback program. We did not repurchase any shares during the fourth fiscal quarter or the first fiscal quarter. The company has $1.36 million [ph] remaining on its existing stock buyback program and given our current ability to generate cash, we may consider optimistically resuming the program at some point in Fiscal 2021.

Thanks, everyone, for your time today and at this point, I'll pass the call over to Randy. Randy?

Randy Fields

Thanks, John. For the past two years, we've been focused on building out the three legs of our stool: compliance, supply chain and marketplace. This evolution follows a logical progression, our supply chain and compliance products aside from being industry-leaders have enabled us to create the industry's largest database of compliant suppliers. In fact, likely, it's the largest database of food distribution suppliers, period.

We're now in the process of monetizing that highly scaled data. The initial foray to monetize the database was simply helping our customers find alternative vendors. When a particular vendor failed [ph] remain compliant, hence, marketplace was born. From simply avoiding and providing -- call it informational capabilities to our customers -- we began helping our customers actually find hard to get items. Both of these capabilities have grown over the last two years and clearly for both services, the current environment is excellent. Not perfect, but certainly excellent. Most participants in the global food supply chain are looking for new products and new suppliers. As a result, we expect to see an accelerated adaption of our platform in the future.

Our obsession with execution, the reliability for our customers will be very important in marketplace just as it is in our other product lines. But where we are, we think big things are possible with marketplace; so we shall see.

As we said last quarter, the transition from one time to recurring revenue is effectively now complete. So for the most part, our software is now sold on a highly predictable SaaS model. Simultaneously, our marketplace offering has now been validated with multiple successful use cases. It's proven to be a very valuable platform amidst the pandemic.

We've helped customers source everything interestingly, from wood pellets to PPE. While we expect each of our product offerings to grow, the growth will not be linear and it will not be quarterly sequential. Obviously in any given quarter, one product or another will be the star. Not all products will grow in any given quarter, but overall, over the course of a full fiscal year, we expect each product to grow and importantly to contribute to the bottom line.

So, as we start a new fiscal year, we now have several things in place. One, we have three market leading offerings that are synergistic and value adding to the retail food industry, and they each have significant cross-selling opportunities across the board. Each of the lines is independently attractive to our prospects. In other words, we have multiple points of entry, if you will, into our customer relationship portfolio. We've been extremely careful over the years to only grow as rapidly as we could deliver superb results to our customers. Our obsessive focus on executional excellence with our customers is now paying dividends as they say.

We have a highly visible SaaS revenue stream, which contributes far more and covers more than our fixed costs and enables us to have consistent now profitability and cash flow, and we have the strongest balance sheet in our history. This was all on display in the first quarter. We grew all three product lines, we grew consolidated revenue, we more than tripled our net income, we generated significant cash, and we bolstered our balance sheet. We're very proud of this progress and we certainly hope you are as well.

As John says, the pandemic continues to present challenging circumstances for Park City and our customers. That said, we're very fortunate that we serve the grocery supply chain as this segment of the retail industry is held up much better than others in retail. Our prospective customers do not lack for ability to survive, but ability to focus. Interestingly, the pandemic has exposed the weaknesses of the supply chain, making us ultimately an increasingly valuable partner to our customers.

In the interim, marketplaces emerged as a critical part of our platform. As you can imagine, finding trustworthy compliant vetted suppliers has been a tremendous challenge for the retail food industry. As a result, marketplace contributed significant transactional revenue to our top line this quarter, the second such quarter in a row. The industry dynamics that served as long term secular catalyst for us have not changed. If anything, they've been reinforced, in fact, marketplaces enabling us to move out of our traditional industry sector retail food, grocery chains and their distributors and suppliers.

Potential customers in other verticals are reaching out to us and even more interestingly, we've received inquiries from state governments and multi-state procurement consortiums seeking to utilize marketplace to help them source critical items like PPE and other emergency supplies. In the near term, they're looking to address the pandemic. However, longer term, this likely will allow us to help these agencies deal with natural disasters of all sorts and then the other urgent need that they might have. At the same time, we do remain focused on increasing the recurring revenue from marketplace.

Subsequent to the end of the quarter, we completed an agreement with a leading grocer to utilize marketplace to source and purchase local produce for its stores. The localization trend continues to be a strong catalyst for grocers and our marketplace solution will help enable this particular grocer to stock produce from local farms in each location. This will prove to be an excellent reference and use case. In other words, we think this idea has legs.

So in summary, we're well-positioned. The pandemic will continue to make things more difficult, certainly is slowing decision making down and it's impacting our near term visibility. But we should nevertheless continue to grow our top line and grow our bottom line even faster, generating cash and bolstering our already strong balance sheet. Compliance as we mentioned in our last call remains critical but perhaps less-urgent. Retailers focused on keeping employees and customers safe are temporarily putting compliance needs to decide and that extends our sales cycle. That said, however, our pipeline for both Tier 1 and Tier 2 hubs is excellent. And there are new regulations being proposed at the FDA that should further increase the need for what we do in the longer term.

In terms of our supply chain services, retailers are exploring ways to make the supply chain more resilient to meet future challenges and this in turn creates more opportunities for us and our offerings. Our scan-based trading solution continues to play a very important role in managing inventories and increasing working capital. In addition, our sales pipeline for our out-of-stock offering continues to grow and we expect this product to contribute to both our top and bottom lines this year. In fact, we recently came to an agreement to expand our out-of-stock work with one of our larger compliance hubs and that is, in our view, an example of cross-selling and we think that will accelerate also over time.

So all in all, I love where we are, and I hope you do as well. With that, I'd like to open the call for questions. Operator?

Question-and-Answer Session

Operator

Thank you. We will now be conducting a question-answer-session. [Operator Instructions] Our first question comes from line of Thomas Forte with D.A. Davidson. Please proceed with your question.

Thomas Forte

Great. So Randy, and John, hope you're staying well. The first question I had was, can you talk about the financial health of your core customer and can you talk about the financial health of your competition?

Randy Fields

Great question. Thanks, Tom. As I guess more indirectly said should have been more straightforward. Retailers at this moment in time are doing extremely well financially. They have as much business as they can handle, they've gotten past their breakeven. They're all from what we can tell in good financial shape. Their suppliers and if you remember, our Tier 2 initiative and whatnot tends to focus on the suppliers are not in as good or shape, but it's not that they're in bad shape. It's that they tend to be paid a little bit slower by retailers than was the case before. In some cases, some of their products are selling a little bit more slowly because not as many people are coming into the stores. So if you're a traffic dependent vendor, you have not prospered as much during COVID.

Having said that, everything that we're doing -- our receivables are in good shape, obviously cash is in good shape. A couple of the people that we see competitively are not doing very well. We have one company that we compete with -- I obviously don't want to either gloat or even talk about the depth -- is experiencing some financial difficulty. That's helpful to us. Our balance sheet is our calling card. We want our customers to be confident. The deeper they get with us, the more they depend on us; the more they depend on us, potentially the more nervous they would become if we were not financially strong. So it's a virtuous circle. Good question. Thank you.

Thomas Forte

Thank you, Randy. All right. So then as a follow-up question, it seems that while people are not saying that we're going into the shelter in place, lockdowns, we were in earlier this year, there seemed to be some element of lockdown. And when I think about food retailers, they may start limiting the number of products consumers can buy. So to the extent you talked beautifully about how you've helped with the marketplace get anything from PPE to other products. Now that I guess this is kind of our second cycle of just occurring. Do you feel like you have more visibility? And is it possible you'll get more mandate for marketplace as a result?

Randy Fields

Yes. Right now, we're carefully managing the use of marketplace. And what I mean by that is the desire for us to act on behalf of a retailer to help is greater than we are willing to fulfill. So we are cautiously expanding marketplace. We indicated that this summer would involve a great deal of introspection around marketplace and its future. Obviously, we believe that it has substantial upside and opportunity. We recently added to the staff -- senior staff of marketplace, which means we're making commitments. I think we now know enough about it and its processes that we're very confident that it has the kind of legs that we had hoped for. It's important to remember that we are simultaneously trying to expand the recurring revenue use of marketplace and we think that clearly has legs also. So we're pretty excited about how we stand currently.

I'm not sure we have a long term view as to whether the products that are being sourced today or the products that would be sourced a year from now, but our business experience is because of our operational excellence focus is that when someone tries us for something, they know that we do a good job, we don't even have to convince them of that. So it's not too hard to go from, let's say, PPE, we helped you with your gloves, now, shouldn't we be talking about some other things that you're having difficulty sourcing. We really believe that's the path forward. I'm hoping that by the end of the year, our fiscal year, that we will have moved past the short term stuff in terms of COVID and people will begin to try us to find things other than what today in an emergency they need.

So even as supermarkets begin to restrict how purchasing is done, the merchants inside of supermarkets need for us is growing, we are limiting what we're willing to do at the moment to make sure that were successful, that so far, I could not be more proud of the team and how they've executed this. It's really -- it's a beautiful thing to watch. So we're in a fascinating position where on the basis of our existing business, we're very profitable, very positive cash flow, and able to do a little bit of experimentation that I think opened some doors to significant growth for us in marketplace, we feel really good about how the world is looking at COVID, what the potential reductions in consumer behavior through limitations are likely to be.

And there's clearly now light at the end of the tunnel. So I think everybody's beginning to plan and behave that way. And that's certainly good for us. That's very good for us.

Thomas Forte

Excellent. All right, two more questions. If you'll indulge me, the first is online grocery, you hear every day hear about the growth of online grocery. Now, online grocery in many instances is just buy online, pick up in store, or buy online, pick up in store parking lot. So what does online grocery mean for your company as far as an opportunity?

Randy Fields

Okay, another good question. Thank you. We play an interesting role, one that we're experimenting with now and we also think this has legs. Supermarkets have a great deal -- grocery has a great deal of difficulty maintaining perpetual inventories on fast-turn direct-store delivery kinds of items, like milk and eggs and things like that. They just have a lot of difficulty with it, which means that if you're a consumer and you go online to try and buy one of these items, and for those of you who've done it, you get a text message from Instacart or whoever the picker is in the store, saying they don't have that, how do you feel about this? In other words, the substitution rate is painfully high. I've seen numbers as high as 30$ and 40%. It slows down the pickers, reduces productivity for the supermarket, and frankly, becomes a pain in the neck for the person doing the ordering. It's never a clean order. So by maintaining a better level of perpetual inventories, we think we can be of help. We are currently doing a pilot with a major mass merchant chain in the US, one of the largest, where we are maintaining those inventories for them, and then passing them to their online systems. So that when someone goes to order, the odds of knowing it's really on the shelf goes up significantly.

So far, the customer doing this has seen sales increases of 30% to 50% on the items that we track for them, could be a fluke, we don't think so. So as time goes on, we expect that that part of our business and online grocery has a really interesting opportunity. But it's in our wheelhouse, it's something that we can help with. Because an out of stock, if you don't go in the store, is really much worse. In other words, as a human being, you can go into a store and you take a look and -- I want 2% milk half gallon, they don't have any. But because you're a human being and your mind goes really fast, you can see that they have quarts of 2% or a different brand, and you're going to say -- I'll take this. The problem is if you specify it in an order, and the picker is in the store picking it, not you, you're going to have a whole different interaction with that human being over the product that you wanted. So substitutions are really terrible for the supermarket and the customer experience, terrible for the consumer, period. And we think we can help with that. So that's one area where we can play a role in that whole online grocery business.

Thomas Forte

Great. So my last question for John. So John, you've done an excellent job managing expenses during COVID. Can you explain on the other side of COVID, when that is, how much of the cost savings are sustainable? And how much of it is returns, as far as we talked about traveling to conferences and things of that nature?

John Merrill

Sure, I don't know when the new normal will be. But currently, for the foreseeable future, we're not doing the travel that we're doing. But Randy and I had gone line item by line item, and looked at it less about the COVID, but more about ROI, what are we spending. So there's two buckets, there's COVID-related, and then there's also what makes the most sense for the company, as far as expanding our business. And so, will travel come back at some point? Of course, but I do believe we'll exceed the hundred thousand dollars a month. As far as what our expenses are, what travel will be, we've planned for that. But we're still committed to that $100,000 per month, if you look back at June 30, 2021.

Randy Fields

Let me give you one other insight. In percentage terms, more than 90% of the cost reductions that we've done, our cost reductions have nothing to do with COVID. If COVID comes, it goes away or comes back, it doesn't make any difference. The only one that really is stuck in there is travel. So with that, at this moment in time, we've made structural changes to the business consistent with technology investments that we've made over the previous few years. In the next few quarters, you're going to hear us talk more about that, because there's some exciting things coming on the internal technology front also.

Thomas Forte

Wonderful, I look forward to hearing that. Well, thanks for taking all my questions. I appreciate it. Thank you.

Operator

Thank you, ladies and gentlemen. This concludes our question-and-answer session. I'll turn the floor back to Mr. Fields for any final comments.

Randy Fields

Operator, thank you. We appreciate everybody spending time with us this afternoon. As I mentioned in my part of the presentation, we feel really good about where we are. And I suspect all of you as shareholders are going to enjoy the company's performances here. So relax, stay out of trouble with COVID, be safe and we'll talk to you all soon. Thank you.

Operator

Thank you. This concludes today's conference. You may disconnect your lines at this time. Thank you for your participation.